As filed with the Securities and Exchange Commission on July 30, 2012

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WuXi PharmaTech (Cayman) Inc.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

288 Fute Zhong Road

Waigaoqiao Free Trade Zone

Shanghai 200131

People’s Republic of China

(Address, Including Zip Code, of Principal Executive Offices)

WuXi PharmaTech (Cayman) Inc.

2007 Employee Share Incentive Plan

(Full Title of the Plan)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

Kurt J. Berney, Esq.

O’Melveny & Myers LLP

37th Floor, Plaza 66, 1266 Nanjing Road West

Shanghai, 200040

People’s Republic of China

(8621) 2307-7007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Ordinary Shares, par value US$0.02 per share	36,000,000 Ordinary Shares (1)(3)	US$ 1.651(2)	US$59,436,000(2)	US$6811.4(2)

(1)

This Registration Statement covers, in addition to the number of ordinary shares, par value US$0.02 per share (the “Ordinary Shares”) of WuXi PharmaTech (Cayman) Inc., a Cayman Islands corporation (the “Company” or the “Registrant”), stated above, options and other rights to purchase or acquire the Ordinary Shares covered by this Registration Statement and, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an additional indeterminate number of shares, options and rights that may be offered or issued pursuant to the WuXi PharmaTech (Cayman) Inc.,2007 Employee Share Incentive Plan (the “Plan”), as a result of one or more adjustments under the Plan to prevent dilution resulting from one or more stock splits, stock dividends or similar transactions.

(2)

Pursuant to the Securities Act Rule 457(h)(1), the maximum aggregate offering price, per share and in the aggregate, and the registration fee were calculated based on the average of the high and low prices for the Registrant’s Ordinary Shares represented by American Depository Shares (“ADSs”) as reported on the New York Stock Exchange on July 27, 2012 or US$ 1.651 per Ordinary Share.

(3)

These Ordinary Shares may be represented by the Registrant’s ADSs, each of which represents eight Ordinary Shares. The Registrant’s ADSs issuable upon deposit of the Ordinary Shares registered hereby have been registered under a separate registration statement on Form F-6 (File No. 333-144850) filed on July 25, 2007, as amended and any other amendment or report filed for updating such statement.

The Exhibit Index for this Registration Statement is at page 6.

EXPLANATORY NOTE

This Registration Statement is filed by the Company to register additional securities issuable pursuant to the Plan and consists of only those items required by General Instruction E to Form S-8.

PART I

INFORMATION REQUIRED IN THE

SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part 1 of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents of the Company filed with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference:

(a)	The Company’s Registration Statement on Form S-8, filed with the Commission on October 16, 2007 (Commission File No. 333-146730);

(b)	The Company’s Annual Report on Form 20-F for its fiscal year ended December 31, 2011, filed with the Commission on April 20, 2012 (Commission File No. 001-33623); and

(c)	The description of the Company’s Ordinary Shares and ADSs contained in the Company’s Registration Statement on Form 8-A (Commission File No. 001-33623) filed with the Commission on July 27, 2007.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) subsequent to the date hereof, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 8.	Exhibits

See the attached Exhibit Index at page 6, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China on July 30, 2012.

WuXi PharmaTech (Cayman) Inc.

By:	/s/ Edward Hu
Name:	Edward Hu
Title:	Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Ge Li and Edward Hu, and each of them, acting individually and without the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments, exhibits thereto and other documents in connection therewith) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them individually, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ge Li Name: Ge Li	Chairman of the Board, Chief Executive Officer	July 30, 2012

/s/ Xiaozhong Liu Name: Xiaozhong Liu	Director, Executive Vice President	July 30, 2012

/s/ Zhaohui Zhang Name: Zhaohui Zhang	Director, Senior Vice President of Domestic Marketing	July 30, 2012

/s/ Kian-Wee Seah Name: Kian-Wee Seah	Director	July 30, 2012

/s/ Xuesong (Jeff) Leng Name: Xuesong (Jeff) Leng	Director	July 30, 2012

/s/ Ying Han Name: Ying Han	Director	July 30, 2012

/s/ Stewart Hen Name: Stewart Hen	Director,	July 30, 2012

/s/ Ning Zhao Name: Ning Zhao	Director, Senior Vice President of Operations	July 30, 2012

/s/ Edward Hu Name: Edward Hu	Chief Operating Officer, Chief Financial Officer (Principal Financial and Accounting Officer)	July 30, 2012

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement in Newark, Delaware on July 30, 2012.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4	WuXi PharmaTech (Cayman) Inc. 2007 Employee Share Incentive Plan.

5	Opinion of Maples and Calder (opinion re legality).

23.1	Consent of Deloitte Touche Tohmatsu CPA Ltd., Independent Registered Public Accounting Firm.

23.2	Consent of Maples and Calder (included in Exhibit 5).

24	Power of Attorney (included on the signature page to this Registration Statement).